Exhibit 99.3

CONSENT OF PETRIE PARTNERS SECURITIES, LLC

January 10, 2017

Magellan Petroleum Corporation

1775 Sherman Street, Suite 1950

Denver, Colorado 80203

Attention: Board of Directors

RE:	Joint Proxy Statement of Magellan Petroleum Corporation (“Magellan”) and Tellurian Investments Inc. / Prospectus of Magellan (“Joint Proxy Statement/Prospectus”) which forms part of the Registration Statement on Form S-4 of Magellan (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated August 2, 2016, to the Board of Directors of Magellan as Annex B to the Joint Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our opinion in such Joint Proxy Statement/Prospectus under the following headings: “SUMMARY—Reasons for the Merger,” “SUMMARY—Opinion of Magellan’s Financial Advisor,” “THE MERGER—Background of the Merger,” “THE MERGER—Magellan’s Reasons for the Merger; Recommendation of the Magellan Board of Directors and Special Committee,” and “THE MERGER—Opinion of Magellan’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

PETRIE PARTNERS SECURITIES, LLC

By:	/s/ Jon C. Hughes
Name:	Jon C. Hughes
Title:	Managing Member